Exhibit 10.1   Amendment to Goodrich Agreement

AMENDMENT TO AGREEMENT

BY AND BETWEEN

ISRAMCO, INC.

and

GOODRICH GLOBAL Ltd.

Effective as of January 1, 2011

AMENDMENT TO AGREEMENT

This AMENDMENT TO AGREEMENT (this “Amendment”) executed effective as of January 1, 2011 (the “Effective Date”), is between ISRAMCO, INC. (“Isramco”), a corporation formed under the laws of the State of Delaware, and GOODRICH GLOBAL Ltd. (“Goodrich”)

R E C I T A L S:

A.           Isramco and Goodrich are parties to that Agreement dated November 24, 2008, as amended and restated; and

B.           Isramco and Goodrich desire to amend the Agreement in the particulars hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

AMENDMENTS TO AGREEMENT

Isramco and Goodrich agree that the Agreement is hereby amended, effective as of the Effective Date, in the following particulars.

Section 1.1 Amendments and Supplements to Definitions

(a) The following provision shall be removed from the Agreement; The provision is included in the Agreement as 2 (ii) and reads as follows:

(ii) In addition, the Consultant shall be entitled to receive, with respect to each completed fiscal year beginning with the fiscal year scheduled to end on December 31, 2008, an amount in cash equal to five percent (5%) of the Company’s pre-tax recorded profit (the “Supplemental Payment”). The Supplemental payment shall be made within ten (ten) business days after the filing with the Securities and Exchange Commission of the Company’s annual report on Form 10-K for such fiscal year. For purposes of this Agreement, “profit” shall mean the pre-tax recorded profit as specified in the company’s annual report on Form 10-K, but excluding unrealized gain or loss on derivative transactions.

(b) The effective date for the removal of the provision above is January 1, 2011.

MISCELLANEOUS

Section 1.1 Adoption, Ratification and Confirmation of Agreement.  Each of Isramco and Goodrich does hereby adopt, ratify and confirm the Agreement, as amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, is and remains in full force and effect.

Section 1.3 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

Section 1.4 Counterparts; Electronic Delivery of Signature Pages.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by Isramco, and Goodrich.  In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart executed signature pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.  Delivery of an executed signature page of this Amendment by facsimile or e-mail shall be effective as delivery of an original executed signature page of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

ISRAMCO:	ISRAMCO, INC.
By:

GOODRICH:                                                                           GOODRICH GLOBAL Ltd.

By:__________________________________________